                                  EXHIBIT 10.14

                           SECURITIES ESCROW AGREEMENT

     This Agreement is made and entered into this 12th_day of December, 2005 between Muslim Media Network, Inc., a Michigan corporation, hereinafter referred to as "The Issuer", and LaSalle Bank N.A., hereinafter referred to as the "Escrow Agent" and A.S. Nakadar, M.D., security holder of the above Issuer, hereinafter referred to as "Security Holder."

     WHEREAS, a Registration Statement, pursuant to Act 265 of the Public Acts of 1964, as amended, has been filed with the Office of Financial and Insurance Services (OFIS), Michigan Department of Labor & Economic Growth seeking effective registration under the law of the offering and sale of the following securities of the Issuer:

Title of Each Class                       Proposed Maximum    Proposed Maximum
of Securities to be     Amount to be     Offering Price per   Aggregate Offering
    Registered           Registered           Share                 Price
-------------------   ----------------   ------------------   ------------------
Common Stock          1,000,000 shares         $10.00            $10,000,000

     and

     WHEREAS, one of the requirements of the Department for registration of the above securities is that certain securities be deposited in escrow.

     NOW, THEREFORE, in compliance with the above-mentioned requirement and in consideration of the mutual promises, agreements, and undertakings herein outlined, the following conditions (the "Conditions") by and between the parties are agreed to as follows:

     (1) Security Holder shall deposit with the Escrow Agent the following securities of which he is the sole owner beneficially and of record: Certificate numbered 2_representing 46,000 shares of common stock of the Issuer.

     (2) The securities while in escrow:

          a. Will not share in assets in dissolution or liquidation until and unless the remaining Security Holders have been paid a liquidating dividend equal to the public offering price.

          b. Will not be assigned, sold, transferred, or disposed of except by will or pursuant to the laws of descent and distribution either in whole or in part and in the case of every such transfer, the transferee shall execute an escrow agreement identical to this


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               agreement and shall redeposit the securities in escrow under the same terms.

          c. Shall not share in any cash dividend or distribution unless the same is paid out of earned surplus and in furtherance hereof, the Security Holder agrees to donate into the treasury of the issuer any such dividend or distribution not paid out of earned surplus; this condition shall no longer apply if and when all other security holders have received a liquidating dividend equal per share to the offering price of the securities registered as noted above.

          d. May participate in stock dividend but in that even the Security Holder agrees forthwith to deposit any share so received in escrow upon the same terms as herein set forth.

          e. May be cancelled, transferred or released from escrow by OFIS in whole or in part. None of the said securities shall be canceled without the consent of the Security Holder.

     (3) The Escrow Agent shall release to the Security Holder these securities uncanceled upon any of the following events:

          a. The Issuer has earned an average annual net income per share of 6% of the public offering price (based on the average number of shares outstanding during the period as determined by an audit made by an independent certified public accountant) on the class of securities held in escrow for a two year period beginning after the completion of the public offering.

          b. The market price of the class of securities held in escrow, as determined from the quotations issued on such class of securities in the NASDAQ System, remains above the greater of the public offering price or $5.00 per share over any period of six consecutive months after the completion of the public offering.

          c. The passage of five years from the date on which the public offering is completed.

          d. Receipt of the order of the OFIS ordering that the securities be released from escrow. Such order may be issued by the OFIS upon a showing by the Issuer or Security Holder that equity demands such release.

The fulfillment of any of the above described conditions shall be determined by the Issuer and such determination approved by OFIS. Such determination and approval shall then be provided to the Escrow Agent.


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

     (4) The Issuer shall furnish or cause to be furnished to the OFIS copies of all executed securities escrow agreements.

     (5) The Escrow Agent shall keep a record, simultaneously with the receipt of each such deposit of securities, of the names and addresses of each Security Holder and the amount of their respective interest.

     (6) Upon making delivery to the Security Holder of the securities held in escrow pursuant to paragraph (3) above of this Agreement, the Escrow Agent shall be released from any further liability, it being expressly understood that liability is limited by the terms and provisions set forth herein and that by acceptance of the Agreement, Escrow Agent is acting in the capacity of a depository, and is not as such responsible or liable for the sufficiency, correctness, genuineness or validity of the instruments presented to it.

     (7) The following legend will appear on the reverse side of the escrowed certificates:

          a. THERE SECURITIES MAY BE TRANSFERRED ONLY UPON THE AUTHORIZATION OF AND ACCORDING TO THE INSTRUCTIONS OF THE COMMISSIONER, OFFICE OF FINANCIAL AND INSURANCE SERVICES, DEPARTMENT OF LABOR & ECONOMIC GROWTH.

The issuer shall be responsible for placing the legend on the certificates.

     (8) Notice to the Security Holder, his heirs, or assigns as to any action by OFIS with reference to the securities held in escrow by the Escrow Agent shall be full and valid notice if sent by certified mail, prepaid, addressed to the Security Holder at the last address furnished in writing to OFIS by the issuer with reference to the shares held in escrow.

     (9) Escrow Agent is authorized to act in reliance upon the sufficiency, correctness, genuineness or validity of any instrument or document or other wiring submitted to it hereunder and shall have no liability with respect to said matters. Escrow Agent shall not be responsible for the marketability of any title. Escrow Agent shall not be liable for any error in judgment or for any act done or omitted by it in good faith. In the event of any dispute or question arising hereunder, Escrow Agent shall not be liable if it acts or takes no action in accordance with the opinion of its legal counsel.

     (10) Escrow Agent's fees, in accordance with the fee schedule set forth on Schedule A hereto, shall be paid in advance by the Issuer and Issuer shall reimburse Escrow Agent for any costs or expenses that it incurs hereunder. The Security Holder agrees to indemnify and hold harmless the Escrow Agent from any costs, damages, expenses or claims, including attorney's fees, which Escrow Agent may incur or sustain


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

as a result of or arising out of this Escrow Agreement or Escrow Agent's duties relating thereto and will pay them on demand; and the Escrow Agent is hereby given a lien upon, and security interest in, the Property deposited in the Escrow, to secure Escrow Agent's rights to payment or reimbursement. The indemnification provided by Security Holder hereunder shall survive any termination of this Agreement or any resignation by or removal of Escrow Agent.

     (11) In the event of any disagreement or the presentation of adverse claims or demands in connection with the securities, Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected thereby, and in so doing, Agent shall not become liable to any party hereto, or to any other person, due to its failure to comply with any such adverse claim or demand. Agent shall be entitled to continue, without liability, to refrain and refuse to act:

          a. Until all the rights of the adverse claimants have been finally adjudicated by a court having jurisdiction of the parties and the items affected thereby, after which time the Agent shall be entitled to act in conformity with such adjudication; or

          b. Until all differences shall have been adjusted by agreement and Agent shall have been notified thereof and shall have been directed in writing signed jointly or in counterpart by any party hereto and by all persons making adverse claims or demands, at which time Escrow Agent shall be protected in acting in compliance therewith.

     (12) a. The Escrow Agent may resign as such following the giving of thirty days' prior written notice to the Issuer. Similarly, the Escrow Agent may be removed and replaced following the giving of thirty days' prior written notice to the Escrow Agent by the Issuer. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of such notice (or as of such earlier date as may be mutually agreeable), and the Escrow Agent shall then deliver the securities held in escrow hereunder to a successor Escrow Agent as shall be appointed by the Issuer as evidenced by a written notice filed with the Escrow Agent.

          b. If the Issuer shall have failed to appoint a successor prior to the expiration of thirty days following the date of the notice of resignation or removal, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent, or other appropriate relief, and any such resulting appointment shall be binding upon the parties hereto.

          c. Upon acknowledgement by any successor Escrow Agent of the receipt of the securities held in escrow, Escrow Agent shall be


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

               fully released and relieved of all duties, responsibilities, and obligations under this Escrow Agreement.

     (13) The parties agree that the Escrow Agent may seek adjudication of any adverse claims or demands in either the Circuit Court for the County of Oakland, Michigan, or the United States Federal District Court for the Eastern District of Michigan, agree to the jurisdiction of either of said Courts over their persons as well as the securities, waive personal service of process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth below each party's signature to this Agreement shall constitute adequate service.

     (14) The entire agreement of the parties is contained herein any change in terms or conditions herein may only be made in writing signed by all parties hereto. Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or nonperformance of any condition, unless it has actually received written notice thereof from one of the parties hereto or their authorized representative clearly referring to this Escrow Agreement. Escrow Agent shall send all notice to the parties by certified or registered mail, return receipt requested, addressed to the address shown below each such party's signature to this Agreement. Escrow Agent shall have right to resign on 30 days notice.

     (15) This Escrow Agreement shall be deemed to have been made under and shall be governed by the laws of the State of Michigan in all respect, including matters of construction, validity and performance.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement of the day and year first above written.

                                        "Issuer":
WITNESSES:                              MUSLIM MEDIA NETWORK, INC.


                                        By: /s/ A. S. Nakadar
-------------------------------------       ------------------------------------
                                        Its: President
-------------------------------------        29004 W. Eight Mile Road
                                             Farmington Hills, Michigan 48336

                                        "Escrow Agent":
                                        LaSALLE BANK N.A.


                                        By: /s/ Susan Smith
-------------------------------------       ------------------------------------
                                        Its: Vice President
-------------------------------------        Global Securities &
                                             Trust Services -
                                             Corporate Trust
                                             2600 West Big Beaver Road,
                                             Suite 140
                                             Troy, Michigan 48084
                                             Attn: Susan M. Smith

                                             "Security Holder":


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


                                        By: /s/ A. S. Nakadar
-------------------------------------       ------------------------------------
                                            A.S. Nakadar, M.D.
-------------------------------------
                                        29004 W. Eight Mile Road
                                        Farmington Hills, Michigan 48336

                                   SCHEDULE A

                                  FEE SCHEDULE

ACCEPTANCE FEE $100 PER HOUR NOT TO EXCEED $200

For time devoted to review of documents, consultation with principals and attorneys, attending closing, (if required) and establishment of the trust account.

ANNUAL FEE (Per year or any portion thereof)   $1,000.00

For maintenance of account and routine administrative activities - to be paid annually in advance.

ACTIVITY FEES

A. Cash Deposits                                         $10.00 per deposit

B. Cash Disbursements:
      By check                                           $10.00 per check
      By wire transfer                                   $25.00 per wire

C. Investment transactions                               $75.00 each
      Whether Bank buys or sells securities direct or
      Bank buys or sells securities at the direction
      of an outside investment manager.
      (no charge for money market fund transactions)

     NOTE: No additional charge for inter-bank transfers


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

EXTRAORDINARY SERVICE FEE: $100 PER HOUR

FOR EXAMPLE:

     Attendance at Meetings Outside of Bank
     Default administration
     Amendments to the Escrow Agreement
     Participation in legal, bankruptcy or arbitration proceedings

REIMBURSEMENT OF OUT-OF-POCKET EXPENSE

INCLUDING, BUT NOT LIMITED TO, POSTAGE, OVERNIGHT COURIER COSTS, TRAVEL AND LODGING, FEES AND DISBURSEMENTS OF LEGAL COUNSEL AND AGENTS.


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